SECURITY TRUST AGREEMENT

                                   Dated as of

                                December 31, 2004

                                  by and among

                            Scottish Re (U.S.), Inc.

                                   as Grantor,

                    Security Life of Denver Insurance Company

                                 as Beneficiary,

                              The Bank of New York

                                 as Trustee, and

                              The Bank of New York

                           as Securities Intermediary


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                                TABLE OF CONTENTS


                                                                            Page

Section 1.   Deposit of Assets to the Security Trust Account...................2
Section 2.   Withdrawal of Assets by Beneficiary from the Security Trust
               Account.........................................................4
Section 3.   Withdrawal of Assets by Grantor from the Security Trust Account...5
Section 4.   Procedure for Withdrawals of Assets; Certain Covenants............6
Section 5.   Redemption, Investment and Substitution of Assets.................7
Section 6.   The Income Account................................................8
Section 7.   Right to Vote Assets..............................................8
Section 8.   Additional Rights and Duties of the Trustee and the Securities
               Intermediary....................................................8
Section 9.   The Trustee's Compensation, Expenses and Indemnification.........11
Section 10.  Resignation of the Trustee.......................................12
Section 11.  Termination of the Security Trust Account........................12
Section 12.  Definitions......................................................13
Section 13.  Governing Law....................................................17
Section 14.  Successors and Assigns...........................................17
Section 15.  Severability.....................................................17
Section 16.  Entire Agreement.................................................17
Section 17.  Amendments.......................................................17
Section 18.  Notices, etc.....................................................18
Section 19.  Headings.........................................................19
Section 20.  Counterparts.....................................................19

EXHIBITS

    A        Security Trust Schedule
    B        Investment Policies
    C        SLDI Capital Adequacy Ratio Calculation
    D        Grantor Capital Adequacy Ratio Calculation


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                            SECURITY TRUST AGREEMENT

     SECURITY TRUST AGREEMENT, dated as of December 31, 2004 (the "Agreement"), by and among Scottish Re (U.S.), Inc., an insurance company organized and existing under the laws of and domiciled in the State of Delaware (hereinafter the "Grantor"), Security Life of Denver Insurance Company, a stock insurance company organized and existing under the laws of and domiciled in the State of Colorado (such insurer and its successors by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator thereof, being hereinafter referred to as the "Beneficiary"), The Bank of New York, a New York banking corporation as trustee and as secured party, for the benefit of the Beneficiary (such bank, in its capacity as trustee and as secured party, being referred to as the "Trustee"), and The Bank of New York, a New York banking corporation as trustee and as secured party, for the benefit of the Beneficiary (such bank, in its capacity as securities intermediary, being referred to as the "Securities Intermediary").

                                   WITNESSETH:

     WHEREAS, the Grantor, the Beneficiary, Security Life of Denver International Limited, a Bermuda insurance company ("SLDI" and, together with the Beneficiary, the "Sellers"), and Scottish Re Group Limited ("Purchaser"), the indirect parent corporation of the Grantor, and Newco, a Bermuda insurance company, have entered into an Asset Purchase Agreement, dated as of October 17, 2004 (the "Asset Purchase Agreement"), pursuant to which Sellers have agreed to sell, and the Purchaser has agreed to purchase, the individual life reinsurance business and certain assets of Sellers; and

     WHEREAS, the Grantor and the Beneficiary have entered into one or more Reinsurance Agreements, dated as of the date hereof, whereby the Grantor, as reinsurer, has agreed to reinsure specified business of the Beneficiary as ceding insurer (hereinafter referred to as the "Reinsurance Agreements"); and

     WHEREAS, pursuant to the terms of the Asset Purchase Agreement and the Reinsurance Agreements, the Beneficiary is required to pay the Grantor the amount of $160,000,000 (the "Security Amount"); and

     WHEREAS, the Grantor desires to establish with the Trustee a trust account (the "Security Trust Account") and transfer to the Trustee for deposit in the Security Trust Account cash and other Assets in an amount equal to the Security Amount in order to secure and to fund the obligation of Grantor (i) to make payments in connection with a recapture of the business subject to the Reinsurance Agreements after the occurrence of a Triggering Event up to an amount equal to the Security Amount, and (ii) to fund the Reserve Trust Account under certain circumstances; and

     WHEREAS, the Trustee has agreed to act as Trustee hereunder and, in accordance with the terms hereof, to hold cash or other Assets in trust in the Security Trust Account on the terms herein set forth.


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     NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

Section 1. Deposit of Assets to the Security Trust Account.

     (a) Concurrently with the execution and delivery of this Agreement, the Grantor hereby establishes a Security Trust Account and the Trustee hereby accepts the Security Trust Account herein created and declared upon the terms provided herein and shall administer the Security Trust Account as Trustee, and with respect to the security interest granted in Section 1(f) hereof, and as secured party for the exclusive benefit of the Beneficiary. The Grantor shall establish and the Trustee shall maintain the Security Trust Account as a securities account at The Bank of New York as Securities Intermediary with regard to the Security Trust Account. The Trustee shall be the entitlement holder with respect to the Security Trust Account. The Security Trust Account shall be subject to withdrawal by the Beneficiary and the Grantor as provided herein. The Trustee and its lawfully appointed successors are authorized and shall have power to receive such cash and other securities and property as the Grantor transfers to or vests in the Trustee or places under the Trustee's possession and control, and to hold, invest, reinvest, manage and dispose of the same for the uses and purposes and in the manner and according to the provisions hereinafter set forth. All such trusteed assets at all times shall be maintained as a trust account, separate and distinct from all other assets of the Trustee, and shall be continuously maintained by the Trustee.

     (b) Pursuant to Section 3.1(a) of the Reinsurance Agreement, the Grantor shall transfer to the Trustee, for deposit to the Security Trust Account, on the date hereof, cash and such other assets as may be designated by the Grantor in an amount equal to the Security Amount (all such assets actually received in the Security Trust Account and proceeds thereof are herein referred to individually as an "Asset" and collectively as the "Assets").

     (c) If, at the end of a calendar quarter, the fair market value of the Assets in the Security Trust Account is less than the required amount as specified on Exhibit A hereto (the "Required Amount") for the next calendar quarter, other than as a result of withdrawals pursuant Section 3(c) or (d), the Grantor shall transfer cash or other assets to the Security Trust Account in an amount equal to such deficiency. If, as a result of any withdrawal pursuant to
Section 3(d) the fair market value of the Assets in the Security Trust Account falls below the Required Amount, the Grantor shall not have the right to withdraw (i) any asset from the Security Trust Account, or (ii) any amount in the Income Account, in each case until such time as the fair market value of the Assets in the Security Trust Account following such withdrawal equals the Required Amount.

     (d) The Grantor hereby represents, warrants and covenants (i) that any Assets transferred to the Trustee for deposit to the Security Trust Account will be in such form that the Beneficiary may, upon satisfaction of the conditions set forth in Section 2, and the Trustee, upon written direction by the Beneficiary may, negotiate any such Assets without consent or signature from the Grantor or any Person other than a Depository (as such term is hereinafter defined) in accordance with the terms of this Agreement; and (ii) that all Assets transferred to the Trustee for


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deposit to the Security Trust Account will consist only of cash (United States legal tender) and Eligible Securities (as hereinafter defined).

     (e) All Assets in the Security Trust Account shall be valued at their current fair market value in U.S. dollars as determined by the Trustee in its sole discretion exercised in a reasonable manner as described below. Within ten
(10) Business Days after the end of each month the Trustee shall send to the Beneficiary and the Grantor a written report regarding the valuation of the Assets at the end of such month (the "Valuation Report"). Each report shall include a fair market value valuation of all Assets in the Security Trust Account in accordance with the asset prices provided by the market makers or such other appropriate independent sources of valuation as recommended in writing to the Trustee by the Grantor's investment manager or, in their absence, by an independent nationally recognized pricing service to which the Trustee subscribes in the normal conduct of its business (e.g., Interactive Data, Merrill Lynch, Bloomberg, Lehman Brothers Inc., etc.). The Trustee shall not be liable for incorrect fair market value of Assets caused by the use of inaccurate or erroneous prices provided by such pricing services or sources. If the price is not available as set forth above, the Trustee can obtain the price by retaining, at the expense of the Grantor and pursuant to the written recommendation of the Grantor's investment manager, a major independent securities valuation firm to appraise the value of such Assets. If the Grantor or the Beneficiary disputes the fair market value of the Assets in the Security Trust Account as set forth in the Valuation Report, then within ten Business Days following receipt of the Valuation Report, the Grantor or the Beneficiary, as the case may be, will notify the other party of its dispute regarding the valuation (the "Valuation Dispute Notice"). The Valuation Dispute Notice shall contain sufficient information to support the disputing party's valuation. The Trustee shall not be a party to any dispute between the Grantor and Beneficiary relating to the valuation of Assets set forth in the Valuation Report, but shall be provided with a copy of any Valuation Dispute Notice delivered by the Grantor or Beneficiary under this provision. The non-disputing party has five Business Days from the receipt of the Valuation Dispute Notice to agree with the disputing party's valuation or provide its own reasonable valuation of the specific Assets in dispute (the "Asset Response"). During no more than four Business Days after the Asset Response, the parties to the dispute will continue to work to resolve the disagreement, failing which they shall disclose to each other their final and last best proposal ("Proposal" as hereinafter defined) no later than the end of such four Business Day period. For purposes hereof, a "Proposal" of a party to the dispute shall consist of the valuation correction and related information supporting the valuation correction. If no resolution of disagreements is reached on or prior to the Business Day following such four Business Days, the parties to the dispute will on such next following Business Day submit their final and last best Proposal (previously disclosed to the other party as provided above) to arbitration by a major independent securities valuation firm, the identity of which shall be mutually agreed, and the parties to the dispute will abide by the result of such arbitration, which arbitration process shall require the arbitrator to select one of the two final and last best Proposals and to render its opinion regarding the reasonableness of the parties' actions for purposes of the next sentence. The cost of such arbitration shall be borne by the party who delivered the Valuation Dispute Notice if it rejects a reasonable Asset Response and otherwise the cost shall be shared equally by the Beneficiary and Grantor. To the extent feasible, and at the joint written direction of the Grantor and the Beneficiary, the Trustee shall adopt the valuation methodology underlying the valuation adopted in arbitration or agreed to by the Beneficiary and the Grantor.


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     Pending resolution of any dispute with respect to valuation of Assets, the
Grantor and Beneficiary will continue to follow the requirements of this Agreement based on the Trustee's Valuation Report as submitted. Upon resolution of any dispute regarding the valuation, the Trustee will take the action hereunder that it would otherwise have been required to take, if any.

     (f) In order to secure the timely and complete payment and performance of each and all of the Grantor's Obligations, the Grantor hereby grants to the Trustee as agent of and as secured party for the exclusive benefit of the Beneficiary, a security interest in the Grantor's right, title and interest in the Security Trust Account and the Assets (including without limitation any residual interest therein). The Trustee, as entitlement holder for the benefit of the Beneficiary of all rights associated with the Assets and the Security Trust Account, shall have control (as defined in the UCC) of the Assets and Security Trust Account for the purpose of perfecting the interest granted hereby and shall issue entitlement orders to the Securities Intermediary as instructed by the Grantor and the Beneficiary in accordance with the terms of this Agreement. The Grantor hereby authorizes the Beneficiary to file or to instruct the Trustee to file UCC-1 Financing Statements with respect to the Security Trust Account and the Assets for which such a financing statement is appropriate, and hereby appoints the Beneficiary as attorney-in-fact for the purpose of signing Grantor's name on any such financing statements. The Trustee shall, at the written direction of the Beneficiary, file the completed UCC-1 Financing Statements delivered to the Trustee by the Beneficiary with respect to the Security Trust Account and the Assets.

     (g) The Required Amount shown on Exhibit A shall proportionately be adjusted from time to time to reflect any adjustment pursuant to Section 2.5(h) or 2.5(j) of the Asset Purchase Agreement, any Excess Withdrawal Amount and any Reserve Withdrawal Amount (but not any withdrawal pursuant to Section 3(a), (d) or (e)). For the avoidance of doubt, the proportionate adjustment to the Required Amount described in the immediately preceding sentence shall be determined by the Grantor and the Beneficiary as follows: the Required Amount for each quarter beginning with the quarter in which such adjustment is effected shall be decreased by the same percentage that the then current Assets in the Security Trust Account are decreased as a result of any of the withdrawals or adjustments described in the immediately preceding sentence.

Section 2. Withdrawal of Assets by Beneficiary from the Security Trust Account.

     The Beneficiary shall have the right to direct the Trustee to withdraw Assets from the Security Trust Account (i) to fund a recapture payment pursuant to the terms of the Reinsurance Agreements following the occurrence of a Triggering Event, or (ii) to fund any shortfalls in the Reserve Trust Account following the occurrence of a Triggering Event, by providing a notice (the "Beneficiary's Withdrawal Notice") to the Trustee, with a copy to the Grantor. The Beneficiary's Withdrawal Notice shall specify the amount of Assets to be withdrawn and the reason for the withdrawal and shall be signed by an authorized signatory of the Beneficiary. Such Beneficiary's Withdrawal Notice shall be effective, and shall be honored by the Trustee, on the tenth (10th) Business Day after receipt by the Trustee. The Trustee shall deliver such Assets or the proceeds thereof to (i) the Beneficiary, if such Assets or proceeds are being withdrawn to fund a recapture payment, or (ii) the Reserve Trust Account, if such Assets or proceeds are being withdrawn to fund a shortfall in the Reserve Trust Account.


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Section 3. Withdrawal of Assets by Grantor from the Security Trust Account.

     (a) Prior to the occurrence of a Triggering Event, the Grantor shall have the right to direct the Trustee to withdraw such Assets or amounts from the Security Trust Account at the end of each calendar quarter that are in excess of the Required Amount for the next calendar quarter as specified on Exhibit A, by providing a notice (the "Grantor's Withdrawal Notice") to the Trustee, with a copy to the Beneficiary. The Grantor's Withdrawal Notice shall specify the amount or Assets to be withdrawn and shall be signed by an authorized signatory of the Grantor. Such Grantor's Withdrawal Notice shall be effective, and shall be honored by the Trustee, on the tenth (10th) Business Day after receipt by the Trustee. The Trustee shall deliver such amount or Assets or the proceeds thereof to the Grantor. After such time as the Beneficiary has provided the Trustee with notice that a Triggering Event has occurred (a "Triggering Event Notice"), the Trustee will not honor any Grantor's Withdrawal Notice until such time as the Beneficiary provides the Trustee with notice that such Triggering Event has been cured.

     (b) Prior to the occurrence of a Triggering Event, Grantor shall have the right to direct the Trustee to withdraw excess amounts ("Excess Withdrawal Amounts") from the Security Trust Account in proportion to the reduction of the Excess Reserve Amount as defined in Section 5.24 of the Asset Purchase Agreement
(i) upon implementation of any Purchaser Facility in accordance with Section
5.24 of the Asset Purchase Agreement, or (ii) upon novation of the Insurance Contracts, by providing written notice to the Trustee of such withdrawal (an "Excess Withdrawal Notice"), with a copy to the Beneficiary. For avoidance of doubt, the proportion referred to in the immediately preceding sentence shall be determined as follows: the then current balance in the Security Trust Account may be withdrawn pursuant to this Section 3(b) in the same percentage as the then-current Excess Reserve Amount is decreased as a result of the implementation of a Purchaser Facility or novations, as the case may be. The Excess Withdrawal Notice shall specify the Excess Withdrawal Amount, shall be signed by an authorized signatory of the Grantor and shall be deemed to have been approved, unless the Beneficiary shall indicate in writing to the Grantor and the Trustee that it desires to contest the Grantor's representations within ten (10) Business Days following the receipt of the Excess Withdrawal Notice. Unless contested by the Beneficiary, the Trustee shall deliver the Excess Withdrawal Amount to the Grantor.

     (c) In the event that the Reserves required under the Reinsurance Agreements are materially increased as a result of a required change in assumptions or methodology, the Grantor shall have the right to direct the Trustee to withdraw an amount equal to such increase (the "Reserve Withdrawal Amount") by providing a notice (the "Reserve Withdrawal Notice") to the Trustee, with a copy to the Beneficiary. The Reserve Withdrawal Notice shall specify the Reserve Withdrawal Amount and shall be signed by an authorized signatory of the Grantor; provided that no such withdrawal is permitted without the Beneficiary's consent, which consent shall not be unreasonably withheld. Any amounts withdrawn by the Grantor pursuant to this Section 3(c) from the Security Trust Account shall be deposited directly into the Reserve Trust Account.

     (d) Upon the occurrence of a Triggering Event other than a Triggering Event resulting from any event described in clause (iv) or (v) of the definition of the Triggering Event, the Grantor shall have the right to direct the Trustee to withdraw such Assets or amounts from


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the Security Trust Account to fund any shortfall in the Reserve Trust Account by providing a notice to the Trustee of such withdrawal (a "Reserve Trust Shortfall Notice"), with a copy to the Beneficiary. The Reserve Trust Shortfall Notice shall specify the amount or Assets to be withdrawn and shall be signed by an authorized signatory of the Grantor. Such Reserve Trust Shortfall Notice shall be effective, and shall be honored by the Trustee, on the tenth (10th) Business Day after receipt by the Trustee. The Trustee shall deliver such amount of Assets or the proceeds thereof to the Reserve Trust Account.

     (e) Upon the occurrence of an ING Event, the Grantor shall have the right to direct the Trustee to withdraw all Assets or amounts from the Security Trust Account by providing a notice to the Trustee (an "ING Event Notice"), with a copy to the Beneficiary. The ING Event Notice shall specify the amount or Assets to be withdrawn and shall be signed by an authorized signatory of the Grantor. Such ING Event Notice shall be effective, and shall be honored by the Trustee, on the tenth (10th) Business Day after receipt by the Trustee. The Trustee shall deliver such amount of Assets or the proceeds thereof to the Grantor.

Section 4. Procedure for Withdrawals of Assets; Certain Covenants.

     (a) Following receipt from the Beneficiary or the Grantor (as the case may be) of a Beneficiary's or Grantor's Withdrawal Notice, a Reserve Withdrawal Notice, an Excess Withdrawal Notice, a Reserve Trust Shortfall Notice or an ING Event Notice, and in accordance with Sections 2 and 3 as applicable, and provided that with respect to withdrawals pursuant to Sections 3(a) and (b), the Trustee has not received a Triggering Event Notice, the Trustee shall promptly take any and all steps necessary to transfer, absolutely and unequivocally, all right, title and interest to the Assets or amounts specified in such Beneficiary's Withdrawal Notice, Grantor's Withdrawal Notice, Reserve Withdrawal Notice, Excess Withdrawal Notice, Reserve Trust Shortfall Notice or ING Event Notice and shall deliver such Assets or amounts as specified in such Beneficiary's Withdrawal Notice, Grantor's Withdrawal Notice, Reserve Withdrawal Notice, Excess Withdrawal Notice, Reserve Trust Shortfall Notice or ING Event Notice. The Trustee shall be protected in relying conclusively upon any written demand, instruction, direction, acknowledgment, statement, notice, resolution, request, consent, order, certificate, report, appraisal, opinion, telegram, cablegram, facsimile, radiogram, letter, or other communication (collectively, "Communications") of the Beneficiary or the Grantor for any such withdrawal that on its face conforms to requirements of this Agreement. The Beneficiary or the Grantor, as the case may be, shall execute a receipt evidencing the delivery of Assets or amounts when required in the normal and customary transaction of the business of banking.

     (b) Subject to Section 5 of this Agreement, in the absence of a Beneficiary's or Grantor's Withdrawal Notice, Reserve Withdrawal Notice, Excess Withdrawal Notice, Reserve Trust Shortfall Notice or ING Event Notice, the Trustee shall allow no substitutions or withdrawals of any Asset from the Security Trust Account.

     (c) Without limiting any other provision of this Agreement, the Trustee shall have no responsibility whatsoever to determine that any Assets withdrawn from the Security Trust Account pursuant to Sections 2 or 3 will be used and applied in the manner contemplated by this Agreement.


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     (d) Subject to the terms of this Agreement, at the time any amount becomes payable or Asset becomes transferable by the Trustee from the Security Trust Account, such payment or transfer shall be effected in accordance with the written instructions contained in a Beneficiary's Withdrawal Notice, Grantor's Withdrawal Notice, Reserve Withdrawal Notice, Excess Withdrawal Notice, Reserve Trust Shortfall Notice or ING Event Notice. If no such instructions from the Grantor or the Beneficiary are received by the Trustee at least one full Business Day prior to the time set for such payment or transfer, such payment or transfer shall be effected as follows: (i) first from any cash in the Security Trust Account; (ii) then, from the proceeds of the sale by the Trustee of any or all of the debt obligations in the Security Trust Account (commencing with those obligations closest in maturity to the date in question); (iii) then, from any other Assets in the Security Trust Account.

     (e) Not later than sixty (60) calendar days after the end of each calendar year, and forty-five (45) days after the end of any calendar quarter other than any quarter ending on December 31, the Beneficiary shall provide to the Grantor a calculation of (x) the risk based capital of the Beneficiary, and (y) the capital adequacy ratio of SLDI calculated as set forth on Exhibit C. Each such calculation shall include reasonable supporting detail. The Beneficiary shall also provide written notice of the occurrence of any ING Event within two (2) Business Days after its occurrence. The Grantor may, at its own expense, review the books and records of the Beneficiary or SLDI to confirm the calculations provided by the Beneficiary pursuant to this Section 4(e). In addition, the Beneficiary shall cooperate fully with the Grantor and promptly respond to the Grantor's inquiries form time to time concerning the determination of whether an ING Event has occurred.

Section 5. Redemption, Investment and Substitution of Assets.

     (a) The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the proceeds of any such payment to the Security Trust Account.

     (b) From time to time the Grantor may direct the Trustee in writing (an "Investment Order") to invest or reinvest cash or Eligible Securities held in the Security Trust Account in accordance with the Investment Policies set forth in Exhibit B. The Grantor agrees that all investments and substitutions of securities referred to in this paragraph (b) of this Section 5 shall be and remain in compliance with the relevant limitations of the applicable insurance laws and the Investment Policies set forth in Exhibit B. The Trustee shall have no responsibility whatsoever to determine that any Assets in the Security Trust Account are or continue to be Eligible Securities. The Trustee, based upon Investment Orders from the Grantor or its designee, shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker retained by the Grantor. The Trustee shall not be responsible for any act, error or omission, or for the solvency, of any investment manager, agent or broker unless such act, error or omission is the result, in whole or in part, of the Trustee's gross negligence, willful misconduct or lack of good faith. The Trustee shall not be responsible for any Loss (as herein defined) suffered by the Beneficiary or the Grantor due to the insolvency of the investment manager, agent or broker.

     (c) The Trustee shall not be liable for any loss, liability, claim or damage paid or incurred ("Loss") by the Security Trust Account from any investment, reinvestment, liquidation


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or substitution pursuant to the terms of this Agreement other than a Loss due to the Trustee's own negligence, gross negligence, willful misconduct or lack of good faith. Without limiting any other provision herein, the Trustee shall not be liable for any Loss due to changes in market rates or penalties for early redemption or any other fees, taxes or changes.

Section 6. The Income Account.

     All payments of interest and dividends in respect to Assets in the Security Trust Account shall be deposited by the Trustee in a separate custody ledger income account (the "Income Account") within the Security Trust Account established and maintained by the Grantor at an office of the Trustee in New York City. Any interest, dividend or other income automatically credited on the payment date to the Income Account which is not subsequently received by the Trustee shall be reimbursed by the Grantor to the Trustee and the Trustee may debit the Income Account for this purpose. Pursuant to Section 9(a), the Trustee shall have the right to deduct its compensation and expenses from the Income Account, to the extent due and owing; except as provided in the final sentence of Section 1(c), the balance of the Income Account shall be payable to the Grantor at the end of each calendar month.

Section 7. Right to Vote Assets.

     The Trustee will transmit to the Grantor and or its designee upon receipt, and will instruct any entities authorized to hold Assets in accordance with the terms hereof to transmit to the Grantor upon receipt, all financial reports, stockholder communications, notices, proxies and proxy soliciting materials received from issuers of Assets, and all information relating to exchange or tender offers received from offerors with respect to such Assets. The Grantor and/or its designee shall have the full unqualified right to vote and execute consents and to exercise any and all proprietary rights not inconsistent with this Agreement with respect to any securities or other property forming a part of the Security Trust Account.

Section 8. Additional Rights and Duties of the Trustee and the Securities Intermediary.

     (a) The Trustee shall, concurrent with delivery of each monthly Valuation Report, deliver a summary of account activity for the month just ended to the Grantor and the Beneficiary.

     (b) Before accepting any Asset for deposit to the Security Trust Account, the Trustee shall determine that such Asset is in such form that the Beneficiary whenever necessary may, or the Trustee upon written direction by the Beneficiary may, negotiate such Asset without consent or signature from the Grantor or any other Person, other than a Depository and the Trustee in accordance with the terms of this Agreement.

     (c) The Trustee may deposit any Assets in the Security Trust Account in a book-entry account maintained at a Federal Reserve Bank or in depositories such as The Depository Trust Company, the Participants Trust Company, Cedel, and Euroclear (the Federal Reserve Bank and such other depositories being referred to herein as "Depositories"). Assets may be held in the name of a nominee maintained by the Trustee or by any such Depositories.


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

     (d) The Trustee shall accept and may open all mail directed to the Grantor or the Beneficiary in care of the Trustee. The Trustee shall forward all mail to the addressee whether or not opened.

     (e) The Trustee shall keep full and complete records of the administration of the Security Trust Account. Upon the reasonable written request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, at their own expense, during the Trustee's normal business hours any books, documents, papers and records relating to the Security Trust Account or the Assets.

     (f) The Trustee is authorized to follow and rely conclusively upon all Communications (including, without limitation, Investment Orders, Excess Withdrawal Notices, Reserve Withdrawal Notices, Beneficiary's Withdrawal Notices, Grantor's Withdrawal Notices, Reserve Trust Shortfall Notices, ING Event Notices and Termination Notices), given by officers, agents and/or employees named in letters and incumbency certificates furnished to the Trustee from time to time by the Grantor or the Beneficiary and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary (collectively "Instructions") including Instructions given by letter or facsimile transmission or electronic media, if the Trustee reasonably believes such Instructions to be genuine and to have been signed, sent or presented by the proper party or parties. The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such Instructions. The Trustee shall not incur any liability in executing Instructions prior to receipt by it of (i) notice of the revocation of the written authority of the individual(s) named therein or (ii) notice from any officer, agent or employee of the Grantor or the Beneficiary named in a letter or incumbency certificate delivered hereunder prior to receipt by it of a more current certificate.

     (g) The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended in accordance with the terms hereof, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall be liable only for its own negligence, gross negligence, willful misconduct or bad faith. In no event shall the Trustee be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document contemplated by and given in accordance with this Agreement from the Grantor or the Beneficiary, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, unless the Trustee chose such person without due care, or (iv) for an amount in excess of the value of the Assets, valued as of the most recent valuation report.

     (h) No provision of this Agreement shall require the Trustee to take any action which, in the Trustee's reasonable judgment, would result in any violation of this Agreement or any provision of law.

     (i) The Trustee may confer with counsel of its selection in relation to matters arising under this Agreement and shall, upon demand, be indemnified and held harmless from and against any and all Losses by the Grantor hereunder for any actions taken, omitted or suffered by it in connection with this Agreement or under any transaction contemplated hereby in good faith without gross negligence or willful misconduct and in accordance with opinion of such counsel.

The opinion of such law firm shall be full and complete authority and protection for the Trustee with respect to any action taken, suffered or omitted by it in good faith and in accordance with the opinion of such law firm.

     (j) Subject to the requirement of good faith, reasonableness and the lack of gross negligence or willful misconduct, the Trustee shall be protected in acting upon any Communications (including, without limitation, any Investment Order or Instructions) reasonably believed by the Trustee to be genuine and to have been signed, sent or presented by the proper party or parties. All notices to the Trustee (unless otherwise provided therein) shall be deemed to be effective when actually received by a responsible officer of the Trustee.

     (k) Whenever, in the administration of the Security Trust Account created by this Agreement, the Trustee shall reasonably deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action thereunder, subject to the requirement of reasonableness, good faith and lack of gross negligence and willful misconduct, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement or certificate signed by or on behalf of the Grantor and/or the Beneficiary and delivered to the Trustee and such certificate shall be full warrant to the Trustee for any action taken, suffered or omitted by it on reliance thereon, subject to this paragraph, but in its discretion exercised in a reasonable manner, the Trustee may in lieu thereof accept other evidence of the fact or matter or may require such other or additional evidence as it may deem reasonable.

     (l) Except when otherwise expressly provided in this Agreement and subject to the requirement of reasonableness, good faith and lack of negligence or willful misconduct, any Communications (including, without limitation, any Investment Order or Instructions) to be delivered or furnished by the Grantor or the Beneficiary shall be sufficient to be delivered or furnished in the name of the Grantor or the Beneficiary by such officer or officers of the Grantor or the Beneficiary as may be designated in a certificate, resolution or letter of advice by such party. Written notice of such designation by the Grantor or the Beneficiary shall be filed with the Trustee. The Trustee shall be protected in acting upon any Communications (including, without limitation, any Investment Order or Instruction) made by such officer or agent of the Grantor or the Beneficiary with respect to the authority conferred on it.

     (m) Notwithstanding anything to the contrary provided herein, the Trustee is not responsible for any Losses resulting from reasons or causes beyond its control, including without limitation, nationalization, expropriation, currency restrictions, acts of war, terrorism, insurrection, revolution, civil unrest, riots or strikes, nuclear fusion or fission or acts of God.

     (n) The Parties acknowledge that nothing in this Agreement shall obligate the Trustee to extend credit, grant financial accommodation or otherwise advance moneys for the purpose of making any payments or part thereof or otherwise carrying out any Instructions, including, without limitation, any Investment Order.

     (o) In the event of any reasonable ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Trustee hereunder, the Trustee may, in its reasonable discretion, refrain from taking any action other than retain possession of the

Assets, unless the Trustee receives written instructions, signed by the Grantor and the Beneficiary, which eliminate such ambiguity or uncertainty. In the event of any dispute between or conflicting claims by or among the Grantor and the Beneficiary and/or any other person or entity with respect to any Assets, the Trustee shall be entitled, in its reasonable discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Assets, so long as such dispute or conflict shall continue, and the Trustee shall not be or become liable in any way for such failure or refusal to comply with such conflicting claims, demands or instructions. The Trustee shall be entitled to refuse to act until, in its reasonable discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Trustee or
(ii) the Trustee shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. The Trustee may, in addition, elect, in its reasonable discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, if necessary. The costs and expenses (including reasonable attorney's fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed an obligation of, the Grantor.

     (p) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     (q) The Securities Intermediary agrees that it will comply with entitlement orders issued by the Trustee in accordance with the terms of this Agreement, and that such compliance is not subject to any conditions, qualifications or further consents. The Securities Intermediary will not comply with entitlement orders issued by any other Person.

     (r) The Securities Intermediary hereby waives any right of counterclaim, bankers lien, liens or perfection rights as securities intermediary with respect to the Assets, the proceeds thereof and the Security Trust Account.

Section 9. The Trustee's Compensation, Expenses and Indemnification.

     (a) The Grantor, upon receipt of an invoice from the Trustee to the Grantor and without offset to the Beneficiary's interest, (i) shall pay the Trustee, as compensation for its services under this Agreement, a fee computed at rates determined by the Trustee from time to time and communicated in writing to the Grantor and (ii) shall pay or reimburse the Trustee for all of the Trustee's expenses and disbursements in connection with its duties under this Agreement (including reasonable attorneys' fees and expenses and reasonable accounting and consulting fees and expenses), except any such expense or disbursement as may arise from the Trustee's negligence, willful misconduct or lack of good faith. The Trustee shall be entitled to deduct its compensation and expenses from payments of dividends and interest in respect of the Assets held in the Income Account as provided in Section 6 of this Agreement.

     (b) The Grantor hereby indemnifies the Trustee for, and holds it harmless against, any Losses (including reasonable attorneys' fees and expenses and reasonable consulting and accountants' fees and expenses) incurred or paid (other than as a result of the Trustee's gross negligence, willful misconduct or lack of good faith), arising out of or in connection with the performance of its duties and obligations under this Agreement, including without limitation any Loss arising out of or in connection with the status of the Trustee in connection with the performance of its duties and any nominee as the holder of record of any or all of the Assets. The Grantor hereby acknowledges that the foregoing indemnities shall survive the resignation of the Trustee or the termination of this Agreement.

     (c) No Assets shall be withdrawn from the Security Trust Account or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee.

     (d) The Trustee hereby waives any and all rights of offset, counterclaim and recoupment against the Beneficiary and Security Trust Account, and waives any lien (statutory or otherwise) that it may assert against the Security Trust Account.

Section 10. Resignation of the Trustee.

     (a) The Trustee may resign at any time by giving not less than ninety (90) days' written notice thereof to the Beneficiary and to the Grantor, such resignation to become effective on the acceptance of appointment by a successor trustee and the transfer to such successor trustee of all Assets in the Security Trust Account in accordance with paragraph (b) of this Section 10. The Grantor and the Beneficiary jointly also may remove the Trustee at any time, without assigning any reason therefor, on fifteen (15) days' prior written notice thereof to the Trustee.

     (b) Upon receipt of the Trustee's notice of resignation or notice to the Trustee of removal, the Grantor and the Beneficiary shall promptly appoint a successor trustee. Any successor trustee shall be a bank that is a member of the Federal Reserve System or chartered in the State of New York and shall not be a parent, a subsidiary or an affiliate of the Grantor or the Beneficiary. If a successor Trustee has not accepted such appointment within thirty (30) days after the notice of resignation or removal, the Trustee may, in its sole discretion, apply at the expense of the Grantor to a court of competent jurisdiction for the appointment of a successor Trustee or for other appropriate relief. The costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee in connection with such proceeding shall be paid by, and be deemed an obligation of, the Grantor. Upon the acceptance of the appointment as trustee hereunder by a successor trustee, such successor trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the Trustee, and the Trustee shall be discharged from any future duties and obligations under this Agreement, but the Trustee shall continue after its resignation to be entitled to the benefits of the indemnities provided herein for a Trustee.

Section 11. Termination of the Security Trust Account.

     (a) The Security Trust Account and this Agreement, except for the indemnities provided herein, which shall survive termination, may be terminated by the Grantor, other than pursuant to an order of a court having jurisdiction, upon the occurrence of any of the following events: (i) the release of all ING Facilities pursuant to implementation of one or more Purchaser

Facilities under Section 5.24 of the Asset Purchase Agreement or upon the novation of all Insurance Contracts or (ii) the depletion of all amounts and Assets in the Security Trust Account. To effect termination of the Security Trust Account, the Grantor shall give the Trustee written notice of its intention to terminate the Security Trust Account (the "Notice of Intention"), and (ii) the Trustee shall give the Beneficiary the written notice specified in paragraph (b) of this Section 11. The Notice of Intention shall specify the date on which the Grantor intends the Security Trust Account to terminate (the "Proposed Date").

     (b) Within ten (10) Business Days following receipt by the Trustee of the Notice of Intention, the Trustee shall give written notification (the "Termination Notice") to the Beneficiary and the Grantor of the date (the "Termination Date") on which the Security Trust Account shall terminate. The Termination Date shall be (a) the Proposed Date (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is at least five (5) days subsequent to the date the Termination Notice is given; or (b) five (5) days subsequent to the date the Termination Notice is given (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is less than five
(5) days subsequent to the date the Termination Notice is given.

     (c) On the Termination Date, after satisfaction of any outstanding Withdrawal Notices, or deduction of amounts required to satisfy any outstanding disputed Withdrawal Notices, and upon receipt of certification of the Beneficiary that the Grantor has no further obligation to maintain the Security Trust Account the Trustee shall transfer any Assets remaining in the Security Trust Account to the Grantor, at which time all duties and obligations of the Trustee with respect to such Assets shall cease.

Section 12. Definitions.

     Any capitalized term used but not defined herein shall have the meaning set forth in the Asset Purchase Agreement. Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both such forms of such term are used in this Agreement):

     The term "Agreement" shall mean this Security Trust Agreement by and among Grantor, Beneficiary, the Bank of New York as Trustee and the Bank of New York as Securities Intermediary.

     The term "Asset Purchase Agreement" shall have the meaning set forth in the preamble.

     The term "Asset Response" shall have the meaning specified in Section 1(e).

     The term "Assets" shall have the meaning specified in Section 1(b).

     The term "Beneficiary" shall mean Security Life of Denver Insurance
Company.

     The term "Beneficiary's Withdrawal Notice" shall have the meaning specified in Section 2.

     The term "Business Day" shall mean any day on which the offices of the Trustee in New York are open for business and shall refer to a full business day.

     The term "Communications" shall have the meaning specified in Section 4(a).

     The term "Depositories" shall have the meaning specified in Section 8(c).

     The term "Eligible Securities" shall mean and include any and all securities and other investments that are permitted under applicable insurance law as admitted assets in the preparation of the annual statement filed by the Grantor, other than real estate and foreign investments, and permitted pursuant to the Investment Policies attached hereto as Exhibit B.

     The term "Excess Withdrawal Amounts" shall have the meaning specified in
Section 3(b).

     The term "Excess Withdrawal Notice" shall have the meaning specified in
Section 3(b).

     The term "Grantor" shall mean Scottish Re (U.S.), Inc.

     The term "Grantor's Withdrawal Notice" shall have the meaning specified in
Section 3(a).

     The term "Income Account" shall have the meaning specified in Section 6.

     The term "ING Event" shall mean any of the following occurrences:

     (i) the existence of an insolvency, rehabilitation, conservation or comparable proceeding by or against the Beneficiary, SLDI, or ING Groep N.V., a corporation organized in the Netherlands that is the indirect parent corporation of ING, the Beneficiary and SLDI, or any Person in the direct chain of ownership between ING Groep N.V. and the Beneficiary and SLDI;

     (ii) the risk based capital (under applicable Colorado Insurance Law requirements), calculated quarterly, of the Beneficiary falls below 125% Company Action Level RBC, and is not increased to at least 125% within thirty (30) calendar days after the date upon which the Beneficiary is required to provide to the Grantor the report pursuant to Section 4(e) of this Agreement that would reflect such deficiency;

     (iii) the capital adequacy ratio (as currently calculated for Standard & Poor's as set forth on Exhibit C), calculated quarterly, of SLDI falls below 100%, and is not increased to at least 100% within thirty (30) calendar days after the date upon which the Beneficiary is required to provide to the Grantor the report pursuant to Section 4(e) of this Agreement that would reflect such deficiency;

     (iv) there has been a material breach of any "Reinsurance Agreement" (as defined in the Asset Purchase Agreement) by the Beneficiary or SLDI, including, without limitation, failure to pay material premiums to the Grantor or any Affiliate of Grantor, and such breach has not been cured within thirty (30) days after notice.

     The term "ING Event Notice" shall have the meaning specified in Section
3(e).

     The term "Instructions" shall have the meaning specified in Section 8(f).

     The term "Investment Orders" shall have the meaning specified in Section 5(b).

     The term "Loss" shall have the meaning specified in Section 5(c).

     The term "Notice of Intention" shall have the meaning specified in Section 11(a).

     The term "Obligations" shall mean, with respect to the Reinsurance Agreements, any and all amounts due and payable to the Beneficiary as defined and explicitly set forth in the Reinsurance Agreements.

     The term "Person" shall mean and include an individual, a corporation, a limited liability company, a partnership, an association, a trust, an unincorporated organization or a government or political subdivision thereof.

     The term "Proposal" shall have the meaning specified in Section 1(e).

     The term "Proposed Date" shall have the meaning specified in Section 11(a).

     The term "Purchaser" shall have the meaning specified in the preamble.

     The term "Reinsurance Agreements" shall mean the Reinsurance Agreements, dated as of the date hereof, by and between the Grantor and the Beneficiary, whereby the Grantor, as reinsurer, has agreed to reinsure a certain book of the reinsurance business of the Beneficiary as ceding insurer.

     The term "Required Amount" shall have the meaning specified in Section
1(c).

     The term "Reserve Trust Account" shall mean the trust account established pursuant to the Reserve Trust Agreement.

     The term "Reserve Trust Agreement" shall mean the Reserve Trust Agreement, dated the date hereof by and among the Grantor, the Beneficiary, The Bank of New York, as Trustee and The Bank of New York, as Securities Intermediary.

     The term "Reserve Trust Shortfall Notice" shall have the meaning specified in Section 3(d).

     The term "Reserve Withdrawal Amount" shall have the meaning specified in
Section 3(c).

     The term "Reserve Withdrawal Notice" shall have the meaning specified in
Section 3(c).

     The term "Scottish Annuity & Life" means Scottish Annuity & Life Insurance Company (Cayman) Ltd., a company organized under the laws of the Cayman Islands.

     The term "Scottish Re Group" means Scottish Re Group Limited, a holding company organized under the laws of the Cayman Islands.

     The term "Security Amount" shall have the meaning specified in the preamble.

     The term "Security Trust Account" shall mean the trust account established pursuant to this Agreement.

     The term "Securities Intermediary" shall mean The Bank of New York.

     The term "Sellers" shall have the meaning specified in the preamble.

     The term "SLDI" shall have the meaning specified in the preamble.

     The term "Termination Date" shall have the meaning specified in Section 11(b).

     The term "Termination Notice" shall have the meaning specified in Section 11(b).

     The term "Triggering Event" shall mean any of the following occurrences:

     (i) the existence of an insolvency, rehabilitation, conservation or comparable proceeding by or against the Grantor or any Affiliate of Grantor that at the time in question is reinsuring any of the Business (an "Affiliated Reinsurer"), Scottish Annuity & Life or Scottish Re Group or any Person in the direct chain of ownership between the Grantor or any Affiliated Reinsurer and Scottish Re Group;

     (ii) the risk based capital (under applicable Delaware Insurance Law requirements), calculated quarterly, of the Grantor or any Affiliated Reinsurer domiciled in the United States falls below 125% Company Action Level RBC, and is not increased to at least 125% within thirty (30) calendar days after the date upon which the Grantor is required to provide to the Beneficiary a report pursuant to any Reinsurance Agreement that would reflect such deficiency;

     (iii) the capital adequacy ratio (as currently calculated for Standard & Poor's as set forth on Exhibit D), calculated quarterly, of consolidated Scottish Re Group or consolidated Scottish Annuity & Life falls below 100%, and is not increased to at least 100% within thirty (30) calendar days after the date upon which the Reinsurer is required to provide to the Company a report pursuant to any Reinsurance Agreement that would reflect such deficiency;

     (iv) there has been a material breach of any "Reinsurance Agreement" (as such term is defined in the Asset Purchase Agreement) by the Grantor or any Affiliated Reinsurer of the Grantor, including, without limitation, failure to fund any trust as required, and such breach has not been cured within thirty (30) days after notice; or

     (v) there has been a termination or amendment to any keepwell agreement described in Section 5.26 of the Asset Purchase Agreement without the Beneficiary's prior written consent, which consent shall not be unreasonably withheld.

     The term "Triggering Event Notice" shall have the meaning specified in
Section 3(a).

     The term "Trustee" shall mean The Bank of New York.

     The term "UCC" shall mean the New York Uniform Commercial Code.

     The term "Valuation Dispute Notice" shall have the meaning specified in
Section 1(e).

     The term "Valuation Report" shall have the meaning specified in Section
1(e).

     The term "Withdrawal Notice" shall mean either a Grantor's Withdrawal Notice or a Beneficiary's Withdrawal Notice.

Section 13. Governing Law.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York; provided that perfection issues with respect to Article 9 of the UCC may give effect to applicable choice or conflict of law rules set forth in Article 9 of the UCC.

Section 14. Successors and Assigns.

     No Party may assign this Agreement or any of its obligations hereunder without the prior written consent of the other Parties; provided, however, that this Agreement shall inure to the benefit of and bind those who, by operation of law, become successors to the Parties, including, without limitation, any liquidator, rehabilitator, receiver or conservator and any successor, merged or consolidated entity; and provided, further, that, in the case of the Trustee, the successor trustee is eligible to be a trustee under the terms hereof.

Section 15. Severability.

     In the event that any provision of this Agreement shall be declared invalid or unenforceable by a court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

Section 16. Entire Agreement.

     This Agreement constitutes the entire agreement among the parties hereto, and there are no understandings or agreements, conditions or qualifications regarding the obligations of the Trustee and the Securities Intermediary which are not fully expressed in this Agreement.

Section 17. Amendments.

     This Agreement may be modified or otherwise amended, and the observance of any term of this Agreement may be waived, only if such modification, amendment or waiver is in writing and signed by all of the Parties.

Section 18. Notices, etc.

     Unless otherwise provided in this Agreement, all Communications (including, without limitation, any Investment Orders or Instructions) required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a) (i) when delivered personally, (ii) when made or given by telecopier, or (iii) in the case of International Priority Mail (Federal Express), upon the expiration of three days after any Communication shall have been deposited in International Priority Mail (Federal Express) for transmission or upon receipt thereof, whichever shall first occur and (b) when addressed as follows:

          To the Grantor:
                 Scottish Re (U.S.), Inc.
                 13840 Ballantyne Corporate Place, Suite 500
                 Charlotte, NC 28277
                 Attention:  Nathan Gemmiti

          with a copy to:
                 Scottish Re Group Limited
                 Crown House, Third Floor
                 4 Par-la-Ville Road
                 Hamilton, HM 12
                 BERMUDA
                 Attention: Paul Goldean

          and a copy to:
                 LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                 125 West 55th Street
                 New York, NY  10005
                 Attention:  Stephen G. Rooney

          To the Beneficiary:

                 Security Life of Denver Insurance Company
                 Attention: Mark Tullis
                 c/o ING North America Insurance Corporation
                 5780 Powers Ferry Road NW
                 Atlanta, GA 30327

          with a copy to:

                 B. Scott Burton
                 Corporate General Counsel
                 ING North America Insurance Corporation
                 5780 Powers Ferry Road NW
                 Atlanta, GA  30327

          and

                 David A. Massey, Esq.
                 Sutherland Asbill & Brennan LLP
                 1275 Pennsylvania Ave., NW
                 Washington, DC 20004-2415

          If to the Trustee:
                 The Bank of New York
                 101 Barclay Street, Floor 21 West
                 New York, NY  10286
                 Attention:  Insurance Trust and Escrow Unit

          If to the Securities Intermediary:
                 The Bank of New York
                 101 Barclay Street, Floor 21 West
                 New York, NY  10286
                 Attention:  Insurance Trust and Escrow Unit


Each party may from time to time designate a different address for Communications (including, without limitation, Investment Orders) by giving written notice of such change to the other parties. All Communications relating to the Beneficiary's approval of the Grantor's authorization to substitute Assets and to the termination of the Security Trust Account shall be in writing.

Section 19. Headings.

     The headings of the sections and the Table of Contents have been inserted for convenience of reference only, and shall not be deemed to constitute a part of this Agreement.

Section 20. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                   SECURITY LIFE OF DENVER INSURANCE
                                   COMPANY


                                   By:    /s/ Mark Tullis
                                        --------------------------------------
                                        Name: Mark Tullis
                                        Title: President


                                   SCOTTISH RE (U.S.), INC.


                                   By:   /s/ Oscar Scofield
                                        --------------------------------------
                                        Name: Oscar Scofield
                                        Title: CEO/ President


                                   THE BANK OF NEW YORK, AS SECURED
                                   PARTY AND TRUSTEE


                                   By:   /s/ Robert W. Rich
                                        ---------------------------------------
                                        Name: Robert W. Rich
                                        Title: Vice President


                                   THE BANK OF NEW YORK, AS SECURITIES
                                   INTERMEDIARY


                                   By:   /s/ Robert W. Rich
                                        ---------------------------------------
                                        Name: Robert W. Rich
                                        Title: Vice President